This instrument was
prepared by

AEI Income & Growth Fund
25 LLC
Attn: Jenn Schreiner
1300 Wells Fargo Place
30 Seventh Street East
St. Paul, MN 55101
Phone:  800-328-3519



        (Space Above This Line For Recorder's Use Only)


              ASSIGNMENT AND ASSUMPTION OF LEASE

       THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this "Assignment") made this 25 day of October, 2005, (the "Effective Date") by and between CDK ASSOCIATES LLC, a South Dakota limited liability company ("Assignor"), having an address of 115 South Main Avenue, Sioux Falls, South Dakota, 57109, and AEI INCOME AND GROWTH FUND 25 LLC, a Delaware corporation ("Assignee"), having an address of 1300 Wells Fargo Place, 30 Seventh Street East, St. Paul, Minnesota 55101.

                     W I T N E S S E T H:

      WHEREAS, Assignor is the owner of certain real property located at 2908 Broadway Avenue, City of Yankton, Yankton
County, South Dakota (the "Property") as further described  on
Exhibit A attached hereto and made a part hereof;

      WHEREAS, Assignor, as landlord, has leased the Property to Tractor Supply Company, a Delaware corporation ("Tractor Supply Company"), as lessee, pursuant to that certain Lease Agreement dated May 27, 2003 (hereinafter referred to as, the "Lease"); and

      WHEREAS, Assignor desires to assign its right, title and interest in and to the Lease to Assignee, and Assignee desires to accept the assignment thereof and assume Assignor's right, title and interest in and to the Lease;

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties hereto, Assignor and Assignee do hereby agree as follows:

     1. ASSIGNMENT. Assignor hereby irrevocably and unconditionally sells, assigns, conveys, transfers and sets over unto Assignee, its heirs, successors and assigns as of the date hereof (the "Effective Date"), all of Assignor's right, title and interest in, to and under: (i) the Lease and
(ii) any and all rents prepaid as of the Effective Date, held by Assignor in connection with the Lease (the "Rent").


      2. ACCEPTANCE OF ASSIGNMENT AND ASSUMPTION. Assignee hereby accepts the foregoing assignment, and hereby assumes and agrees to be bound by and perform all of Assignor's obligations and liabilities to be performed and/or occurring under the Lease on or after the Effective Date, including, without limitation, the obligations for return of security deposits as provided in the Lease and/or required by law, and any and all obligations for any and all leasing commissions, brokerage fees and similar payments which become due and payable after the Effective Date, including, without limitation, any and all leasing commissions, brokerage fees and similar payments which become due and payable in connection with the exercise of any option or right under the Lease.

      3. INDEMNIFICATION. (a) Assignor hereby indemnifies Assignee, and agrees to defend and hold harmless Assignee from and against any and all liability, loss, damage and expense, including without limitation reasonable attorneys' fees, which Assignee may or shall incur under the Lease by reason of any failure or alleged failure of Assignor to have complied with or to have performed, before the Effective Date, the obligations of the landlord thereunder which were to be performed before the Effective Date.

           (b) Assignee hereby indemnifies Assignor, and agrees to defend and hold harmless Assignor from and against any and all liability, loss, damage and expense, including without limitation reasonable attorneys' fees, which Assignor may or shall incur under the Lease by reason of any failure or alleged failure of Assignee to comply with or perform, on or after the Effective Date, all the obligations of the landlord thereunder which are to be performed on or after the Effective Date.

     4. SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     5. RETAINED RIGHTS. Assignee hereby agrees that Assignor may, at Assignor's election and expense, proceed at law or equity to collect any delinquent rents accruing under the Lease prior to the Effective Date. Assignor hereby agrees that Assignee shall have no obligation to collect any rent due prior to the Effective Date under the Lease; provided, however, that in the event Assignee is paid rent from a tenant that has delinquent rent accruing prior to the Effective Date, and such payment is in excess of current rent due and payable under the Lease and any collection costs incurred by Assignee to collect such rents, then Assignee agrees to pay such excess amount to Assignor as soon as reasonably practicable after the date of receipt by Assignee. In the event that Assignor is paid any rents after the Effective Date, Assignor agrees to pay such to Assignee as soon as reasonably practicable after the date of receipt by Assignor.

     6. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.


      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the day and year first set forth above.

ASSIGNOR:                CDK ASSOCIATES LLC,
                         a  South  Dakota  limited  liability
company

                         By:  /s/ Lester A Kinstad
                         Name:    Lester A Kinstad
                         Title:   Managing Member


STATE OF So Dak          )
                         ) ss.
COUNTY OF Minnehaha      )

      The foregoing was acknowledged before me this 25 day of October, 2005, by Lester A Kinstad, the Sole Member of CDK
Associate LLC, a South Dakota limited liability company, for himself and for CDK Associates LLC.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State of aforesaid, the day and year last above-written.

[notary seal]                 /s/ Sharon L Lusk
                                  Notary Public


[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.
              SIGNATURES TO FOLLOW ON NEXT PAGE]

ASSIGNEE:                AEI INCOME & GROWTH FUND 25 LLC,
                         a Delaware limited liability company

                         By:  AEI Fund Management XXI, Inc.,
                              a Minnesota corporation, its
                         Managing  Member



                              By:  /s/ Robert P Johnson
                              Name:    Robert P Johnson
                              Title:   President




STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF RAMSEY    )

      The foregoing was acknowledged before me this 25 day of October 2005, by Robert P. Johnson, in his capacity as the President of AEI Fund Management XXI, Inc., a Minnesota corporation, the managing member of AEI Income & Growth Fund 25 LLC, a Delaware limited liability company, who acknowledged the execution of the foregoing instrument to be the voluntary act and deed of said company by authority of its board of directors on behalf of the company.

      IN TESTIMOMNY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

[notary seal]       /s/ Jennifer L Schreiner
                         Notary Public




                           EXHIBIT A


                       Legal Description


Real property in County of Yankton, State of South Dakota, described as follows:

Lots 4 and 9, Block 2, Airport Acres Addition, excluding the West Half (W 1/2) of vacated Piper Street lying immediately East of said Lot 4 as vacated by Resolution of Board of County Commissioners, dated June 4, 1958, all in the City and County of Yankton, South Dakota as per plat recorded in Book S3, pages 63-63A.



                             LEASE

THIS LEASE made as of the 27th day of May, 2003, by and between CDK Associates, LLC, (the "Landlord") and TRACTOR SUPPLY COMPANY, a Delaware corporation (the "Tenant").

     I. PREMISES.

          (a) LEASED PREMISES. Landlord for and in consideration of the covenants contained in this Lease and made on the part of Tenant, does hereby lease unto Tenant and Tenant does hereby lease from Landlord the real property described in EXHIBIT A attached hereto, and the improvements now or hereafter located thereon (the "Premises"), situated in Yankton, South Dakota, to have and to hold the same, for the term and on the conditions hereinafter provided.


          (b) CONSTRUCTION OF IMPROVEMENTS. Prior to commencement of the Term of this Lease, as described in Section 2 below, Landlord agrees to complete the design, engineering and construction of a building (the "Building") on the Premises in accordance with the construction requirements described in EXHIBIT E attached hereto.

     2. TERM

          (a) LEASE COMMENCEMENT. Tenant shill have and hold the Premises for an initial term of fifteen (15) years commencing on the Lease Commencement Date, as set forth in EXHIBIT E attached hereto (the "Lease Commencement Date") and ending on December 31, 2018. The "Term" shall mean the original term of this Lease, plus any extensions pursuant to the terms of this Lease. A "Lease Year" shall mean each twelve (12) month period of the Term commencing on the Lease Commencement Date and every anniversary thereof

          (b) EARLY OCCUPANCY Notwithstanding the foregoing, Tenant may occupy the Premises prior to the Lease Commencement Date for purposes of completing fixturing and other work to be completed by Tenant in readying the store for opening.

     3. OPTION TO EXTEND TERM. Tenant shall have the right to extend the Term for three (3) successive periods of five (5) years each on the terms and conditions contained in this Lease, upon written notice in writing to Landlord given at least ninety
(90) days prior to the expiration of the initial Term or any extended Term.

     4. ANNUAL RENT/FIXED.

          (a) RENT COMMENCEMENT. Tenant's liability for rent shall commence as described in EXHIBIT E subject to the terms and conditions of this Lease. Tenant, in consideration of the covenants made by Landlord, covenants and agrees to pay to Landlord as rent for the Premises during the Term, and any extension thereof, the annual basic rent as set forth on EXHIBIT C, attached hereto and made a part hereof (collectively, the "Annual Rent"), in payable in advance in equal monthly installments on the first
(1st), day of every calendar month (each, a "Due Date"), as set forth on EXHIBIT C. If the Lease Commencement Date is a day other than the first day of a calendar month, the first rental payment and the last rental payment shall be the pro-rata portion of such rent for days contained in such fractional month. Rent shall be paid to Landlord at the address set forth on EXHIBIT C, or at such other address as Landlord may designate by written notice to Tenant.

     (b) MONTHLY INSTALLMENTS. All monthly installments of Annual Rent shall be paid on or before the Due Date in United States Dollars, without prior demand or offset except as specifically permitted under this Lease. Any monthly installment of Annual Rent made more than fifteen (15) days after the Due Date shall bear interest at the rate of one and one-half percent (1.5%) per annum until paid.

     5. NET LEASE. In addition to the Annual Rent. Tenant shall be responsible for payment of real estate taxes, insurance premiums and utilities related to the Premises in order to make the Annual Rent payable to Landlord, net of all customary expenses of operating the Premises, as follows:

     (a) REAL ESTATE TAX. During the entire term of this Lease and any renewals thereof, Tenant shall also be responsible for the payment of all real estate property taxes ("Property Taxes") assessed against the land and the Building to be constructed which comprise the Premises. Landlord shall furnish Tenant with a copy of each tax statement, and within ten (10) days after the receipt of same, Tenant shall deposit with Landlord the full amount of such Property Taxes as shown on such statement for payment by Landlord.

     (b) INSURANCE. Tenant shall procure and keep in effect during the Term public liability and property damage insurance with a combined single limit coverage of $2,000,000.00 for each occurrence. Tenant shall also procure and keep in effect during the Term fire and extended coverage for the Building, written on an All-Risk Endorsement and Replacement Cost basis. Each such policy referred to above shall name Landlord and Landlord's mortgagee as additional insureds as their interest may appear ..All such policies shall be issued by entities with an A.M. Best Rating of A-VII or higher. Tenant shall deliver certificates of insurance evidencing such coverage within ten (10) days of the Commencement Date, or the date of any renewal of this Lease, and not less than three (3) days prior to the expiration of any such policy.

     (c) ASSESSMENTS. Tenant shall pay, as they become due and payable, all assessments and other charges or governmental impositions levied upon or assessed against the Premises including but not limited to, assessments for sewer or water, within ten (10) days after Landlord has furnished Tenant with a copy of the statement for the same; provided, however, that Tenant may. in its own name, dispute and contest the same, and in such case, disputed items shall be paid under protest until finally adjudicated to be valid. At the conclusion of any such contest Landlord shall reimburse Tenant 100% of any reduction and Tenant shall pay Landlord 100% of any increase. All court costs interest and penalties relating to any such dispute shall be paid by Tenant.



If any assessment is payable in installments or separate parts over a period of two (2) or more years, only the part which becomes due in a particular year shall be payable according to the provisions of this Lease agreement.


     (d) UTILITIES. Landlord, at Landlord's expense, shall cause all utilities serving the Premises to be separately metered. Tenant agrees to pay all charges made against the Premises for electricity, gas, heat, water, and all other utilities as and when due during the term of this Lease and any renewals thereof.

     Tenant shall make arrangements for all utilities serving the Premises to bill Tenant directly for monthly usage charges during the Term of this Lease. Tenant shall maintain, the temperature of the Building on the Premises at a temperature sufficient to prevent damage to the water system caused by freezing. Tenant shall pay all utility bills and statements promptly to insure that no liens attached to the Premises due to lack of payment of same Landlord has the right to declare this Lease in default in the event a lien is filed against the Premises. Landlord may pay ally unpaid utility charges at its option and, in such event. Tenant shall reimburse Landlord for any such payments.

     6. QUIET POSSESSION.

     (a) POSSESSION. Landlord represents, warrants and guarantees to Tenant quiet and undisturbed possession of the Premises for the Term, and further represents and warrants to Tenant that Landlord has full right and lawful authority to enter into this Lease, and is lawfully seized of the Premises free and clear of all tenancies, liens and encumbrances superior in rights to this Lease, except for real estate taxes not yet due and payable, and the exceptions described on EXHIBIT D attached hereto which have been approved by Tenant (collectively the "Permitted Exceptions"). Landlord represents and warrants that the Permitted Exceptions do not prohibit or adversely affect in any way the Tenant's Intended Use (as hereinafter defined) or the other provisions of this Lease.


     (b) APPLICABLE LAW. The Premises are subject to applicable statutes, ordinances and regulations which Landlord represents and warrants do not prohibit or adversely affect the Intended Use of the Premises, including, without, out limitation, the Outdoor Display Areas contemplated by Section 7, hereof. Tenant agrees the the Premises shall not be used as a wholesale club or store, discount store, drug store, pharmacy, gasoline station or other business selling gasoline, a convenience store or a grocery store.
     (c) LANDLORD INDEMNIFICATION Landlord warrants and agrees to defend the title to the Premises, and will indemnify, hold harmless and defend Tenant against any damage and expense which Tenant may suffer by reason of any defect in the title or description of the Premises. If, at any time, Landlord's title or right to receive rent under this Lease is disrupted, or there is a change of ownership of Landlord's estate by act of the parties, operation of law or otherwise, Tenant may withhold rent thereafter accruing until Tenant is furnished proof satisfactory to it as to the party properly entitled to the rent.

     (d) CERTIFICATE OF OCCUPANCY. Landlord represents and warrants that a certificate of occupancy or its equivalent, permitting occupancy of the Premises for Tenant's



Intended Use shall, be issued by the appropriate governmental authority having jurisdiction over the Premises, and that the Premises and the Intended Use shall, when completed, comply and conform to the requirements of all governmental authorities applicable to the Premises, including, without limitation, planning and zoning rules and regulations, and building, health and fire codes. Landlord acknowledges that Tenant's obligation to pay rent hereunder is contingent upon issuance of an acceptable certificate of occupancy, or its equivalent (and compliance with the other requirements of Exhibit E) as set forth in Exhibit E.

     (e) SUBORDINATION; ATTORNMENT; NONDISTURBANCE. At the option of any first mortgagee of the Premises, this Lease shall be subordinate at all times to the lien of such mortgage or deed of trust existing or that may hereafter be placed upon the Premises, and to any and all advances made thereunder, provided that such subordination shall not become effective unless and until the proposed mortgagee or beneficiary shall have executed and delivered to Tenant the Subordination, Non-Disturbance and Attornment Agreement attached hereto as EXHIBIT G (hereinafter referred to as the "Nondisturbance Agreement").

     Landlord shall obtain and furnish to Tenant a Nondisturbance Agreement from any present mortgagee of any mortgage or beneficiary of any deed of trust superior to this Lease on or before the date this Lease is fully executed. In the event Landlord has not furnished Tenant with an executed Nondisiurbance Agreement from such mortgagee or beneficiary within sixty (60) days from the date of this Lease, Tenant shall have the right to terminate this Lease and immediately receive from Landlord any and all prepaid rents, deposits and other sums paid by Tenant on account of this Lease.

     (f) ADA COMPLIANCE. Landlord covenants and agrees that at its own expense, and without any right of reimbursement from Tenant, it shall complete construction to the Building and effect such improvements, alterations, repairs, additions or replacements to the Premises, and take such other actions as shall be necessary to cause the Premises, to fully and timely comply with the requirements of all governmental authorities applicable to the Premises, including, without limitation, planning and zoning rules and regulations, building, health and fire codes, the " American with Disabilities Act" of 1990 as amended and the Federal regulations promulgated thereunder (the "Disabilities Act"); provided, however, that, with respect to the Disabilities Act, the parties agree as follows:

     (i)   Each   party  shall  have  responsibility  under   the
Disabilities Act for its own standards, criteria, policies, practices, and procedures.

     (ii) Tenant shall have the responsibility for the provision of "' auxiliary aids and services" (as such term is used in the Disabilities Act) to its customers, if and to the extent required in connection with its operation of its business on the Premises.

     (iii) Except as provided in subsection (iv) below, Landlord shall have responsibility for the removal of barriers, where such removal is required by the Disabilities Act.

           (iv) Tenant shall have the responsibility for the removal of barriers, if any, created by its trade fixtures and leasehold improvements made by Tenant, where such removal is required by the Disabilities Act.


          (v) Where barrier removal is not required by the Disabilities Act, but the use of alternative methods of providing access is required, Landlord shall have responsibility for the use of such methods except to the extent that the Disabilities Act required alternative methods that involve services by Tenant's employees for the retrieval or delivery of Tenant's inventory.


          (vi)  Where  alterations made by either  party  trigger
     'path of travel' requirements under the Disabilities Act, responsibility for satisfying such requirements shall rest on: the party making such alterations,

     7 USE OF THE PREMISES. Tenant shall use the Premises primarily for the sale of farm, home and auto supplies, and any incidental-or accessory uses relating thereto, including the display of merchandise in the Outdoor Display Areas and on the sidewalks in front of the Building (the "Intended Use"). In addition, Tenant shall have the right to use the Premises for any other lawful purpose provided the written consent of Landlord shall have been obtained, which consent shall not be unreasonably withheld or delayed. Tenant shall not permit or suffer the use of the Premises for any unlawful purpose. Landlord specifically acknowledges that Tenant may erect racking and other display facilities in the Outdoor Display Areas reflected in EXHIBIT A Tenant shall also have the right to enclose the Outdoor Display Areas with fencing. In addition, to the Outdoor Display Areas, Tenant may display seasonal merchandise in the areas designated on the Site Plan attached as EXHIBIT A.

     8. RESERVED

     9. Eminent Domain.

          (a) TAKING As used herein, the term "Taking" shall mean any taking of all or any part of the Premises or of the Center in which the Premises are located or any access thereto by right of eminent domain, by a deed in lieu thereof, or otherwise. Landlord shall give Tenant prompt notice of any pending or threatened Taking and shall provide Tenant with copies of all notices or other information related to any negotiations, communications. or government actions related to a threatened Taking.


          (b) TERMINATION BY TENANT. If, during the Term, there is a Taking and the remaining portion of the Premises, if any, is in Tenant's judgment unsuitable for the Intended Use, Tenant may by written notice to Landlord terminate this Lease as of the date title vests pursuant to such Taking and all rent and other charges due under this Lease shall be apportioned to such date.

     In addition, if as a result of a Taking (i) there is any material change in access from the Center to Broadway, or (ii) the parking ratio for the Center is reduced below three (3) parking spaces per 1, 000 square feet of gross leasable area, or
(iii) twenty percent (20%) or more


of the Common Areas shall be taken, or (iv) the repairs to the portion of the Premises subject to the Taking cannot, in Tenant's reasonable judgment, be repaired within a reasonable timeframe to avoid disruption of Tenant's business, then, and in any of such events, Tenant may terminate this Lease by written notice to Landlord and all rent and other charges due under this Lease shall be apportioned to the date title vests pursuant to such Taking.

     (c)  RESTORATION.  If  this  Lease  is  not  terminated   as
hereinabove provided then:

     (i) Landlord shall at its sole expense promptly repair and rebuild the part of the Premises that is not subject to the Taking to a condition satisfactory, in Tenant's judgment, for the Intended Use.


     (ii) Between the date of Taking and thirty (30) days following the completion of repairing and rebuilding the Premises, all rent and other charges payable to Tenant to Landlord hereunder shall be equitably abated to the extent that the Premises are not, in Tenant's judgment, suitable for the conduct of Tenant's Intended Use.

     (iii) Upon the completion of such repairs and rebuilding, and thereafter throughout the balance of the Term, rent and other charges due Landlord hereunder shall be reduced in that proportion which the number of square feet of area of the Premises taken bears to the total number of square feet of area of the Premises existing immediately prior to such Taking.

     (iv) Notwithstanding the foregoing, nothing in this Lease shall prohibit Tenant from receiving compensation from the condemning authority for Tenant's interest in the Premises, trade fixtures installed by Tenant in the Premises, or for Tenant's moving expenses.

     10. MAINTENANCE AND REPAIR.

     (a) HVAC AND BUILDING SYSTEMS. Landlord represents and warrants to Tenant that, as of the commencement of the Term, the heating ventilating, and air conditioning (collectively the "HV AC"), the plumbing, mechanical, electrical and roof systems in or serving the Premises are new, have been tested and are in complete working order, meet the specifications for the Premises, and are acceptable for Tenant's Intended Use and in conformity with all requirements of applicable governmental authorities. Landlord shall assign to Tenant all of the Warranties related to the HVAC, the roof, and other building systems, as contemplated by subsection (e) below.

     (b)  TENANT  OBLIGATIONS.  Tenant  shall,  at  its  expense, maintain  in  good  \ condition and repair the  interior  of  the
Premises and the doors and windows, except for any repairs thereto that are necessitated by the willful or negligent acts of Landlord or its agents, independent contractors, vendors, suppliers, servants, other tenants, or employees, which i Landlord shall perform at its expense.


     (d) RIGHT TO CORRECT. If Tenant fails to perform its replacement, repair or maintenance obligations hereunder, then the Landlord, after thirty (30) days written notice to the defaulting party or upon such shorter notice as may be reasonable
(i) in the event of an emergency or (ii) in the event such replacement, repair or maintenance is necessary in order to avoid damage to Tenant's merchandise or interference with Tenant's business, may perform the same at the cost of the defaulting party; provided, however, other than in the case of an event or events described in clause (i) or (ii), above, of this subsection, if such default cannot be cured within thirty (30) days despite diligent efforts and such defaulting party commences to cure within such thirty (30) day period, and thereafter pursues such cure diligently to completion, then the cure period shall be extended for such additional period as shall be necessary to complete such cure, but not to exceed sixty (60) days.


     If the Tenant fails to reimburse Landlord for the cost of replacements, repairs or maintenance so performed by Landlord within thirty (30) days after Tenant receives from Landlord a statement setting forth such cost, then the cost to Landlord of performing the same shall be deemed additional Rent.

     If the defaulting party is Landlord and Landlord fails to reimburse Tenant for the cost of replacements, repairs or maintenance so performed by Tenant within thirty (30) days after Landlord receives a statement setting forth such cost, then Tenant may offset the cost to Tenant of performing the same against the rent and other charges due from Tenant under this Lease.

     (e) ASSIGNMENT OF WARRANTIES. All third-party warranties related to the HV AC, the roof, and other building systems, shall be assigned to Tenant upon completion of the Improvements and acceptance of the Improvements by Tenant, as provided for in EXHIBIT E.

     11. ALTERATIONS AND IMPROVEMENTS:

     (a) ALTERATIONS OR IMPROVEMENTS BY TENANT. Tenant may, at its expense, make any nonstructural alterations or improvements to the Premises which it may deem desirable, but it shall make them in a good and workmanlike manner and in accordance with all applicable governmental requirements. The Landlord, without expense to itself, shall cooperate with



Tenant in securing building permits or other authorizations necessary from time to time for any such work by Tenant.

     In addition, Tenant may also make structural alterations or improvements to the Premises with Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. If Landlord falls to consent or object in writing to any alterations or improvements proposed by Tenant to Landlord within fifteen (15) days after Tenant so requests, Landlord shall be deemed to have consented to such structural alterations or improvements. If any mechanics' or materialmen's liens are filed arising from any work by Tenant with respect to the Premises, Tenant shall satisfy or otherwise remove such liens of record from the Premises within sixty (60) days of notification thereof by Landlord. (If Tenant disputes the claim, in good faith, Tenant shall have the right to contest the same in 8: court of competent jurisdiction, provided Tenant deposits a reasonable escrow fund with Landlord or otherwise has the lien bonded during such proceedings).

     (b) LANDLORD'S WORK. Landlord's Work is described in full in Exhibit E


     (c) END OF TERM. Upon the termination of this Lease, the Tenant shall, at its option (i) remove any trade fixtures, equipment, alterations, and improvements installed by it on the
Premises and repair any damage caused by such removal. at its expense or (ii) leave all such alterations and improvements on the Premises (except for its moveable trade fixtures, furniture and equipment), in which event all such alterations and improvements shall become the property of Landlord.

12. DAMAGE OR DESTRUCTION BY FIRE OR OTHER CASUALTY.

     (a) DESTRUCTION: RIGHTS OF PARTIES. If the Premises (including all improvements and alterations thereon, whether made by Landlord or Tenant) shall be damaged or destroyed by fire, the elements, unavoidable accident or other casualty, whether in whole or in part, the Landlord, at its sole cost and expense shall, within six (6) months from the date such damage or destruction occurs (the "Expected Completion Date") promptly and with due diligence repair and rebuild the Premises to the condition existing just prior to such damage or destruction. If Landlord determines in good faith that the Premises cannot be so repaired and rebuilt by the Expected Completion Date, Landlord, shall within five (5) days from the date of such damage or destruction, give written notice to Tenant of the date when the Premises will be completely repaired and rebuilt (the "Revised Expected Completion Date"), whereupon, Tenant shall have the option either (i) to terminate this Lease by written notice to Landlord within ten (10) days thereafter and this Lease shall be deemed to have terminated as of the date of such damage or destruction; or (ii) to permit Landlord to completely repair and rebuild the Premises by the Revised Expected Completion Date.

     Notwithstanding anything contained in this section, Tenant shall have the further right to terminate this Lease by written notice to Landlord within ten (10) days from the occurrence of anyone of the following events: (i) Landlord does not commence repairing and rebuilding the Premises within fourteen (14) days from (a) the date of damage or destruction


(where the Premises are to be repaired and rebuilt by the Expected Completion Date), or (b) the date Landlord notifies Tenant of the Revised Expected Completion Date, as the case may be; or (ii) Landlord does not diligently repair and rebuild the Premises in good and workmanlike manner; or (iii) Landlord does not completely repair and rebuild the Premises by the Expected Completion Date, or the Revised Expected Completion Date, as the case may be.

Any election by Tenant to terminate this Lease pursuant to the provisions of this section shall be without waiver of any other rights or remedies available to Tenant under this Lease, at law or in equity.

     (b) RENT ABATEMENT From the date such damage or destruction occurs to the Premises to the date when al] repairs and rebuilding are complete and Tenant commences reusing, the Premises for the Intended Use, the rent and all other charges due under this Lease shall be reduced by the same percentage of the Premises which, in Tenant's judgment, cannot be economically or practically used for the Intended Use.

     13. WAIVEROF SUBROGATION/INDEMNIFICATION.

     (a) SUBROGATION. Landlord and Tenant agree that with respect to any property loss which is covered by insurance then being carried or required to be carried by them hereunder7 the one suffering such loss and carrying or required to carry such insurance releases the other of and from any and all claims, defense costs and expenses with respect to such loss. Landlord and Tenant further agree that each of their insurance policies (insuring the improvements, in the case of Landlord, and Tenant's personal property, in the case of Tenant) shall provide for an appropriate waiver of subrogation reflecting this release. Each party shall, within fifteen ( 15) days after request by the other party 7 deliver to such other party a certificate of insurance and a receipt of insurance and a receipt evidencing that the insurance required by this Lease is paid in full and in full force and effect. No insurance required by this Lease shall be cancelable except after thirty (30) days notice to Tenant and Landlord, All insurance required by this Lease may be carried under blanket policies maintained by the party required to maintain such insurance or may be carried under a combination of primary insurance and umbrella coverage. All insurance policies required by this Lease shall be written by solvent and responsible insurance companies authorized to do business in the state in which the Premises' are located which are well rated by national rating organizations.

     (b) INDEMNIFICATION. Landlord agrees to indemnify and hold Tenant harmless from and against any and all claims, liabilities, damages, causes of action, costs and expenses, including reasonable attorneys' fees, for personal injury, death, property damage, and other losses occurring in or as the result of Landlord's operation of any common area, or arising out of any failure of the Landlord to perform any of its obligations under the Lease, or resulting from the acts or omissions of Landlord, its agents, employees or contractors, excluding, however, damages arising solely out of the negligence of the Tenant or Tenant's employees, agents or contractors.

     Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims, liabilities, damages, causes of action, costs and expenses, including reasonable attorneys' fees, for personal injury, death, property damage, or other losses occurring in the i Premises, or arising out of any failure of the Tenant to perform any of its obligations under the i Lease, or resulting from the acts or omissions of the Tenant, its agents, employees or contractors, excluding, however, damage arising sole out of the negligence of the Landlord, or Landlord's employees, agents or contractors. ,

     14. TENANT'S PROPERTY AND FIXTURES. Landlord hereby waives any right to distraint and any Landlord's lien or similar lien on all personal property in or on the Premises, including Tenant's moveable trade fixtures, furniture, inventory and equipment, whether owned by Tenant or any other person, and the same shall be and remain the personal Property of Tenant, exempt from the claims of Landlord or any mortgagee or lienholder of Landlord without regard to the means by which the same are installed or attached. Tenant may at. any time during the continuance of its tenancy or upon vacating the Premises, remove all such personal property, including Tenant's moveable trade fixtures furniture and equipment, which Tenant owns or may have installed or placed at its own expense on the Premises or which it furnished and Landlord installed. If such removal damages any part of the Premises the Tenant shall repair such damage.

     15. ASSIGNMENT/SUBLETTING

     (a) TRANSFER. As used herein, a "Transfer" shall mean the assignment of this Lease or the Transfer or the subletting of all or any part of the Premises by Tenant. Except as provided in subsection (b) below, Tenant may not effect or cause a Transfer without Landlord's written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

     (b ) PERMITTED TRANSFERS. Notwithstanding anything to the contrary contained in this Lease, with the Landlord's prior consent, Tenant may:

          (i) Transfer the Premises or any portion thereof to any "affiliate company". An "affiliate company" shall mean, for purposes of this subsection, any corporation, partnership or other business entity under common control and ownership with the Tenant, or with the parent or any subsidiary of the Tenant or Tenant's parent.

          (ii) Merge into or consolidate with any corporation.

          (iii) Transfer the Premises, or any portion thereof, to any buyer of all or substantially all of the business operations of Tenant, provided that, as of the effective date of the Transfer, provided, however, such buyer shall be subject to all of the terms and conditions of this Lease.

          (iv)  Transfer  the  Premises  to  any  franchisee   or
     licensee of the Tenant, provided however, such transferee shall be subject to all of the terms and conditions of this Lease

          (v) Effectuate a Transfer in connection with the sale or transfer of all or any portion of the outstanding stock of Tenant.






Tenant agrees to give Landlord written notice within thirty  (30)
days of any Transfer described in (c) (i) through (v) above.

     16. TAXES

     (a) PERSONAL PROPERTY TAXES. Tenant shall pay when due taxes levied upon the personal property owned or leased by Tenant and kept on the Premises.

     (b) TAX CONTESTS. Landlord and Tenant may in good faith contest any such taxes if the contesting party protects the other parties interest in the Premises by means reasonably satisfactory to, the party not contesting such taxes.

     17. DEFAULT.

     (a) TENANT DEFAULT. If Tenant shall default in the payment of rent to be paid by Tenant under this Lease or in the compliance with any provision of this Lease and such default of Tenant shall continue uncured for fifteen (15) days in the case of a monetary default or thirty (30) days in the case of a non-monetary default after written notice thereof from the Landlord, then the Landlord, by giving written notice to Tenant, may either
(i) terminate this Lease, or (ii) re-enter the Premises by summary proceedings, in either event, removing Tenant . and removing all property from the Premises and re-renting the Premises at the best possible rent obtainable, and receive the rent therefrom and apply such rent to the Annual Rent and other charges due under this Lease; provided, however, Tenant shall remain liable for the amount of all rent for the entire term of this Lease less the monies actually collected from such re-renting which Landlord shall apply to rent and other charges due under this Lease, if any. Notwithstanding the foregoing, in the case of a non-monetary default, if such non-monetary default is not reasonably capable of being cured within the original thirty
(30) day period, then the period for curing such default shall be extended for so long as Tenant is proceeding with reasonable diligence to cure such default.

     If a petition in bankruptcy shall be filed by Tenant, or Tenant shall be adjudicated a bankrupt, ot Tenant shall make a general assignment for the benefit of creditors, or if due to any proceeding based upon the insolvency of Tenant, a receiver of all of the property of Tenant shall be appointed and shall not be discharged within sixty (60) days after such appointment, then Landlord may terminate this Lease by giving written notice to Tenant of its intention to do so. Landlord shall use reasonable efforts to mitigate its damages upon a default by Tenant under this Lease.

     (b) LANDLORD DEFAULT. If Landlord defaults in the compliance with any provision of this Lease and such default of Landlord continues uncured for thirty (30) days after written notice from Tenant to Landlord, then, in addition to all other rights and remedies provided by law and in equity, Tenant shall have the right to cure such default and offset the cost of such cure against the rent and other charges due under this Lease. ..Notwithstanding the foregoing, if such default is not reasonably capable of being cured within thirty (30) days, then the period for curing such default shall be extended for so long as Landlord is proceeding with reasonable diligence to cure such default. If any such default by Landlord continues uncured for sixty (60) days after written notice from Tenant, then, in addition to its other rights, Tenant shall have the right to terminate this Lease by written notice to Landlord. Nothing contained in the foregoing provisions of this subsection shall limit Tenant's right to cure any default by Landlord of its replacement, repair or maintenance obligations or the time limit prescribed pursuant to the terms of this Lease within which such cure call be effected.

     18. TENANT'S EXCLUSIVE USE/NON-DISTURBANCE. Landlord covenants that it will not (except as to the Premises) construct, lease or occupy, or permit to be constructed, leased or occupied, a farm, ranch or feed retail store on any real property (collectively, the "Property") which Landlord (or any affiliate or partner of Landlord, or any entity in which Landlord possesses an interest) intends to develop within a ten (10) mile radius of the Premises. The covenants and restrictions contained in this section are for the benefit of the Premises shall run with the Property and inure to and pass with the Premises, and shall be binding upon any and all successive owners of the Property herein restricted. Landlord covenants that in the event Landlord shall hereafter sell the Property or any portion thereof, or any interest therein, it will impose or cause to be imposed in the documents of transfer a restriction preventing and prohibiting the grantee or any future owner from using the Property so sold in violation of the foregoing covenants and restrictions. At the request of Tenant, Landlord shall record an" instrument or instruments setting forth the covenants contained in this Section
18. Landlord covenants that in the event of a breach of the foregoing covenants and restrictions, it will use its best efforts to enforce such provisions. Notwithstanding the preceding sentence, in the event a violation of any of the covenants and restrictions set forth in this section continues for more than one-hundred eighty (180) days, Tenant, in addition to any other rights or remedies under law it may have as a result of such violation; shall have the option to terminate this Lease upon written notice to Landlord w.hereupon this Lease and the tenancy created hereunder shall cease.

     19. SURRENDER OF PREMISES. At the expiration of the Term, Tenant shall leave and surr6nder the Premises in good order and condition, excepting reasonable wear and tear, repairs and replacements required to be made by the Landlord and any loss or damage by fire, the elements, casualty and as otherwise provided herein.


     20. HOLDOVER. Any holding over after the expiration of the Term shall create a month-to-month tenancy at the Annual Rent specified in this Lease {pro-rated on a monthly basis), and shall otherwise be on the same terms and conditions as specified in this Lease as far as applicable.

     21. SATELLITE COMMUNICATIONS DISC AND EQUIPMENT. Landlord agrees that during the term of this Lease, Tenant shall have the right to install a satellite communications disc and related equipment" Tenant shall do so at its own cost and expense and in accordance with all applicable laws, rules and regulations. Additionally, Tenant shall defend. indemnify and hold Landlord harmless from and against any claims, costs or expenses incurred by Landlord as a result of such installation by Tenant. If Tenant shall install such equipment, Tenant shall be responsible for the maintenance and repair thereof, at Tenant's sole cost. At the expiration or other termination of the Lease, said equipment shall remain the property of Tenant, and may be removed by Tenant, provided that Tenant shall repair any and all damage caused by such removal.

     22. SIGNS Tenant shall have the right to install, maintain and replace on the Premises Tenant's standard signs and logos, including the installation of a pylon sign, the general specifications for which are set forth in Exhibit F attached hereto. Landlord warrants that the Permitted Exceptions do not prohibit Tenant's standard signs and logos. Tenant shall obtain any and all applicable permits from the locality in which the Premises are located for the installation, maintenance and replacement of such signs and logos. No rooftop sign will be permitted. Tenant may install its standard pylon sign in the location shown on Exhibit A attached hereto.

     23. ENVIRONMENTAL

     (a) LANDLORD REPRESENTATIONS. Landlord warrants, represents and covenants that there are no "Regulated Substances" (as defined herein) in. on or released or being released from under the land, including, but not limited to, the Premises, and that the Premises will remain in that condition during the Term of this Lease, except to the extent Tenant stores, sells or uses such substances in its normal course of business. "Regulated
Substances" shall include "hazardous waste", "hazardous substances", "asbestos or asbestos containing materials",
"regulated substances", "petroleum", "polychlorinated. biphenyls", and other substances or chemicals regulated pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601-9675, the Solid Waste Disposal Act, 42 U.S.C. 6901- 6991i, the Toxic Substances Control Act, 15 U.S.C. 2601-2692, and the regulations promulgated under those federal statutes, and the analogous and other state environmental laws and regulations. Landlord specifically represents that there are no asbestos or asbestos containing materials in the Premises. Landlord shall comply with all governmental requirements, including, without limitation, financial responsibility/assurance requirements, relating to any underground storage tanks located in, on or under the Premises.

     (b) LANDLORD INDEMNIFICATION. Landlord agrees to indemnify, hold harmless and defend Tenant from any and all claims, damages, fines, judgments, penalties, costs, liabilities or loss
(including, without limitation, any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising during or after the Term from or in connection with any inaccuracy in or breach of any covenant, warranty, representation, or obligation of Landlord set forth in this section.

     (c) TENANT INDEMNIFICATION. Tenant shall not cause or permit any Regulated Substances to be used, stored, generated, or disposed of, on, in. or about the Premises, except in the ordinary course of Tenant's business and in compliance with applicable law. Nothing in this section shall be construed to hold Landlord responsible for the activities of Tenant or for Regulated Substances introduced into or onto the Premises by Tenant, and Tenant agrees to indemnify, hold harmless and defend Landlord from any and all claims, damages, fines, judgments, penalties, costs, liabilities or loss (including, without limitation, any sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising during or after the Term and directly caused by Tenant's introduction of Regulated Substances into or onto the Premises.

     24. MEMORANDUM. Landlord agrees that at any time on request of the Tenant, it will execute a memorandum of lease (a "Memorandum of Lease)'), and Tenant shall be permitted to record the Memorandum of Lease, in the appropriate land records of the jurisdiction in which the Premises is located, at Tenant's option and expense.

     25. NOTICES. Notices to Landlord and Tenant shall be sent by
(a)  first  class mail postage prepaid, registered  or  certified mail) return receipt requested, (b) hand delivery) or (c) overnight mail service) addressed as follows:

If to Landlord:          CDK Associates LLC
                         300 North Dakota, Suite 609
                         Sioux Falls South Dakota
                         Attn: Les Kinstad, Managing Member


If to Tenant:            Tractor Supply Company
                         320 Plus Park Blvd.
                         Nashville Tennessee 37217
                         Attn: Real Estate Department

Copy to:                 Sherrard & Roe, PLC
                         424 Church Street, Suite 2000
                         Nashville, TN 37219
                         Attn: Kim A Brown. Esq.


Notices shall be deemed received (a) upon hand delivery (b) the next business day if overnight mail service is used or ( c) when the return receipt is signed by the recipient. or its if the return receipt is not signed or delivery refused, three (3) business days after the sender has so deposited such notice in a U.S. post office or any branch thereof Either party may designate a substitute address from time to time, by notice sent in writing in accordance with the provisions of this section.

     26. WAIVER .The parties agree the failure of either party to insist upon strict observance of any of the terms or conditions of this Lease at any time shall not be deemed a waiver of such party's right to insist upon strict observance thereafter.

     27. ENTIRE AGREEMENTT/SEVERABILITY This is the entire agreement and understanding between the parties written or oral with respect to the transaction contemplated by this Lease, and supersedes any prior negotiations or understandings between the parties. If any term, covenant or condition of this Lease or the application thereof shall, to any extent, be held invalid or unenforceable, the remainder of this Lease or the application thereof other than those to which it is held invalid or unenforceable shall not be affected thereby and in each term this Lease shall be valid and enforced to the fullest extent permitted by law.

     28. CAPTIONS AND SECTION NUMBERS. The captions and section numbers appearing in this Lease are inserted only as a matter of convenience and in no way define the scope or intent of such sections of this Lease or in any way affect this Lease.


     29. MODIFICATION. This Lease may not be modified in any manner except by an instrument in writing executed by the parties hereto or their respective successors in interest.


     30. APPLICABLE LAW. This Lease shall be construed under the law of the state in which the Premises are located.

     31. DISPUTE RESOLUTION.


     (a) MANDATORY ARBITRATION. The parties shall promptly submit any dispute, claim, or controversy arising our of or relating to this Lease or any alleged breach, to binding arbitration before three arbitrators (each an " Arbitrator"; collectively, the " Arbitrators"). The parties agree that, except. as 9therwise provided herein respecting temporary or preliminary injunctive relief, binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement or any alleged breach.

     (b) ARBITRATOR'S QUALIFICATIONS AND SELECTION. Each Arbitrator shall be an active member of the Bar in the jurisdiction in which the arbitration is brought, specializing in real estate law. The party initiating arbitration (the "Claimant") shall appoint its Arbitrator in its demand (the "Demand"). The other party (the "Respondent") shall appoint its
Arbitrator within 20 Business Days of receipt of the Demand and shall notify the Claimant of such appointment in writing. If the Respondent fails to appoint an Arbitrator within such period of 20 Business Days, the Arbitrator named in the Demand shall decide the controversy as a sole Arbitrator. Otherwise, the two Arbitrators appointed by the parties shall appoint a third Arbitrator within 20 Business Days after the Respondent has notified the Claimant of the appointment of the Respondent's Arbitrator. When the Arbitrators appointed by the Claimant and the Respondent have appointed a. third Arbitrator and the third Arbitrator has accepted the appointment, the two Arbitrators shall promptly notify the parties of the appointment of the Arbitrator.

     (c) GOVERNING LAW: WRITTEN DECISION. In any arbitration hereunder, this Agreement and any Transaction Document shall be governed by the laws of the state in which the Premises are located, without regard to conflicts of law principles thereof, which laws the Arbitrators shall apply in rendering a decision. The Arbitrators shall issue a written decision, setting forth finding of fact and conclusions of law, within 60 days after the Arbitrators .shall have been selected. The Arbitrators shall have no authority to award punitive or other exemplary damages.

     (d) PROCEDURES: EVIDENCE: EXPERTS.

          (i) Any arbitration instituted hereunder shall be held in Nashville, Tennessee, in accordance with and under then current provisions of the rules of the American Arbitration
     Association, except as otherwise provided herein.

          (ii) On application to the Arbitrators, any party shall have rights to discovery to the same extent as would be provided under the rules of the American Arbitrations Association; provided, however, that the Arbitrators shall limit any discovery or evidence of such that a decision shall be rendered within the period referred to in Section 31.

           (e) COSTS The costs of the Arbitration proceeding and any proceeding in court to confirm or to vacate any arbitration award or to obtain temp0orary or preliminary injunctive relief as provided herein (including, without limitation, actual attorney's fees and costs shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrator's decision, unless the Arbitrators shall otherwise allocate such costs, for the reasons set forth in such decision.

           (f) CONSENT TO JURISDICTION Any judgment upon any award rendered by the Arbitrators may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the jurisdiction of the courts in the jurisdiction in which the arbitration is brought to enforce any award of the Arbitrators or to render any provisional or injunctive relief in connection with or in aid of the Arbitration. The parties expressly consent to the personal and subject matter jurisdiction of the Arbitrators to arbitrate any and all matters to be submitted to arbitration hereunder.

          (g) INJUNCTIVE RELIEF This Section 31 shall not prevent any party from seeking or obtaining temporary or preliminary injunctive relief in a court for any breach or threatened breach of any provision of this Agreement; provided that the determination whether such breach or threatened breach shall have occurred and the remedy therefore (other than with respect to such preliminary or temporary relief) shall be made by arbitration pursuant to this Section 31.

           (h) SURVIVAL This arbitration clause shall survive the termination of this Agreement.

     32. WAIVER OF JURY TRIAL EXEM0PLARY DAMAGES All parties hereby waive their rights to trial by jury with respect to any dispute arising under this Agreement. Nor party shall e awarded punitive or other exemplary damages respecting any dispute arising under this agreement.

     33. ATTORNEYS' FEES The unsuccessful party to any court or other proceeding arising out of this Agreement that is not resolved by arbitration under Section 31 shall pay to the prevailing party all reasonable attorneys' fees and costs actually incurred by the prevailing party, in addition to any other relief to which it may be entitled.

     34.  NO  PARTNERSHIP  ETC   This  Agreement  shall  not   be
construed as creating a joint venture, partnership, agency, employment relationship or ther enterprise between the parties.

           IN WITNESS WHEREOF, this agreement has been duly executed as of the day and year first above written.



                                      LANDLORD:

                                      CDK ASSOCIATES, LLC

     ATTEST:

                                       By: /s/Lester Kinstad
                                       Title: Managing Member



                                             TENANT:

                                        TRACTOR SUPPLY COMPANY,
                                        a Delaware Corporation


                                        By:    Stephen Hull
                                        Title: Vice President





     STATE OF South Dakota
     County of Minnehaha to wit

           The foregoing instrument was acknowledged before me this 17th day of May 2003, by Les Kinstad, as Managing Member of
CDK Associates, LLC a limited liability company on behalf of the limited liability company.


     My commission expires  7/15/03

                              /s/ Georgia Pusch
                                   Notary Public





     STATE OF TENNESSEE
     COUNTY OF DAVIDSON, to wit

           The foregoing instrument was acknowledged before me this 14 day of May, 2003 by Stephen E Hull as Vice President of
TRACTOR SUPPLY COMPANY, a Delaware corporation on behalf of the corporation.


     My commission expires May 28, 2003

                             /s/ Karen G Bass
                                 Notary Public